Exhibit 1.1


                               BALL CORPORATION

                                 $300,000,000

                         6 7/8% Senior Notes Due 2012

                              PURCHASE AGREEMENT

                                                              December 5, 2002

LEHMAN BROTHERS INC.
DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
BNP Paribas Securities Corp.
Dresdner Kleinwort Wasserstein-Grantchester, Inc.
McDonald Investments Inc.
SunTrust Capital Markets, Inc.
Wells Fargo Brokerage Services, LLC
   as representatives of the several initial purchasers
c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019

Ladies and Gentlemen:

         Ball Corporation, an Indiana corporation (the "Company"), proposes to issue and sell to you (the "Initial Purchasers") $300.0 million in aggregate principal amount at maturity of its 6 7/8 % Senior Notes due 2012 (the "Series A Notes"). The Series A Notes will (i) have terms and provisions which are summarized in the Offering Memorandum (as defined herein) dated as of the date hereof and (ii) are to be issued pursuant to an Indenture (the "Indenture") to be entered into between the Company, each of the Guarantors listed on Exhibit A hereto (each a "Guarantor", and together, the "Guarantors") and The Bank of New York, as trustee (the "Trustee"). The Company's obligations under the Series A Notes and the Company's 6 7/8% Series B Senior Notes due 2012 (the "Series B Notes", and together with the Series A Notes, the "Notes") to be offered in exchange for the Series A Notes, including the due and punctual payment of interest on the Notes, will be unconditionally guaranteed (the "Guarantees") by each of the Guarantors. As used herein, the terms "Series A Notes" and "Series B Notes" shall include the Guarantees thereof by the Guarantors, unless the context otherwise requires.

         The Company, Ball Pan-European Holdings, Inc., and Schmalbach-Lubeca Holding GmbH and AV Packaging GmbH (together with Schmalbach-Lubeca Holding GmbH, "Schmalbach-Lubeca") have entered into a Share Sale and Transfer Agreement on August 29, 2002 (the "Acquisition Agreement"), pursuant to which the Company will purchase 100% of the capital stock of Schmalbach-Lubeca AG, which will be converted into a GmbH prior to the closing of the Acquisition ("Schmalbach"), for approximately (euro)925.5 million, subject to certain adjustments and the assumption of certain debt and liabilities (the "Acquisition"). Concurrent with the closing of the Acquisition, the Company is entering into a Tranche A Euro/Sterling Term Loan Facility, a Tranche B Euro Term Loan Facility, a Tranche B Dollar Term Loan Facility and New Revolving Credit Facilities under a credit agreement (the "Credit Facilities") pursuant to which it will borrow up to $1,350 million to fund a portion of the purchase price for Schmalbach and to refinance certain of the Company's existing debt. The issue and sale of the Series A Notes, the acquisition of Schmalbach, the consummation of the Credit Facilities and the consent solicitation to amend the Company's existing senior notes and senior subordinated notes and the refinancing of certain of the Company's existing debt will take place concurrently.

         The closing of the Acquisition is a condition to the closing of the offering. Such condition may be waived by the Company if the proceeds from the issuance of the Series A Notes are placed into a secured proceeds account at the Closing Date, in accordance with the provisions of this Agreement and the Indenture.

         As described in the Offering Memorandum, proceeds from the issuance and sale of the Series A Notes, together with borrowings under the Credit Facilities, will be used to consummate the Acquisition and related transactions.

         1. Preliminary Offering Memorandum and Offering Memorandum. The Series A Notes will be offered and sold to you pursuant to exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Company and the Guarantors have prepared a preliminary offering memorandum, dated November 25, 2002 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated December 5, 2002 (the "Offering Memorandum"), relating to the Company, the Guarantors, the Series A Notes, the Guarantees, the Series B Notes and the Series B Guarantees (as defined herein). The Company and the Guarantors hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Series A Notes by the Initial Purchasers.

         It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

         "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
         (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES."

         You have represented and warranted to the Company that you will make offers (the "Exempt Resales") of the Series A Notes purchased by you hereunder on the terms set forth in the Offering Memorandum solely to (i) persons whom you reasonably believe to be "Qualified Institutional Buyers" as defined in Rule 144A under the Securities Act ("QIBs") and (ii) certain persons outside the United States in offshore transactions in reliance on Regulation S under the Securities Act. Those persons specified in clauses (i) and (ii) are referred to herein as the "Eligible Purchasers". You will offer the Series A Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated December 19, 2002 (the "Closing Date") (which Registration Rights Agreement shall be in substantially the form of that certain registration rights agreement dated August 10, 1998 among Ball Corporation, the subsidiary guarantors thereto, and the initial purchasers thereto, with such changes as the parties may agree), for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the Company's Series B Notes to be offered in exchange for the Series A Notes and the Guarantees (such offer to exchange being referred to collectively as the "Exchange Offer") or (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement," and together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale of each tranche of the Series A Notes by certain holders of such Notes, and to use all commercially reasonable efforts to cause such Registration Statements to be declared effective. This Agreement, the Indenture, and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents".

         2. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and each of the Guarantors (as of the date hereof and the Closing Date) represent, warrant and agree as follows (and all of such representations and warranties shall be deemed to include Schmalbach, and all references to the Company in this Section shall assume that the Company has acquired Schmalbach as of the date hereof):

         (a) The Preliminary Offering Memorandum and Offering Memorandum have been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

         (b) The Preliminary Offering Memorandum, the Offering Memorandum and the Company's filings with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference therein as of their respective dates did not, and the Offering Memorandum as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary, in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers expressly for use therein.

         (c) The market-related and industry data included in the Preliminary Offering Memorandum and the Offering Memorandum are based upon estimates by the Company derived from sources which the Company believes to be reliable and accurate in all material respects.

         (d) The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the state of Indiana with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum, and is duly qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure to qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the financial condition, business, prospects, properties or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

         (e) Each of the Company's subsidiaries is a corporation duly incorporated and validly existing and in good standing under the laws of its state of organization with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted, and is duly qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing does not have a Material Adverse Effect.

         (f) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Notes.

         (g) Each Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Guarantees.

         (h) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor and, assuming due authorization, execution and delivery by the Initial Purchasers, constitutes the valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy.

         (i) The Registration Rights Agreement has been duly authorized by the Company and each Guarantor and, upon its execution and delivery by the Company and each Guarantor and, assuming due authorization, execution and delivery by the Initial Purchasers, will constitute the valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy. The Registration Rights Agreement will conform to the description thereof in the Offering Memorandum in all material respects.

         (j) The Indenture has been duly authorized by the Company and each Guarantor, and upon its execution and delivery by the Company and each Guarantor and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. No qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA"), is required in connection with the offer and sale of the Series A Notes contemplated hereby or in connection with the Exempt Resales other than in connection with the performance of the Company's obligations under the Registration Rights Agreement. The Indenture will conform to the description thereof in the Offering Memorandum in all material respects.

         (k) The Series A Notes have been duly authorized by the Company and when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication, execution and delivery of the Series A Notes by the Trustee in accordance with the terms of the Indenture, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy. The Series A Notes will conform to the description thereof in the Offering Memorandum in all material respects.

         (l) The Guarantees to be endorsed on the Series A Notes have been duly authorized by each Guarantor and, if and when executed and delivered by each Guarantor in accordance with the terms of the Indenture and, assuming due authentication of the Series A Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, have been validly issued and delivered, and will constitute valid and binding obligations of each of the Guarantors, entitled to the benefits of the Indenture, enforceable against each of the Guarantors in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether enforcement is considered in a proceeding in equity or at law) and
(iii) an implied covenant of good faith and fair dealing. The Guarantees will conform to the description thereof in the Offering Memorandum in all material respects.

         (m) The Series B Notes will have been duly authorized by the Company on or before the Closing Date and, if and when duly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy. The Series B Notes will conform to the description thereof in the Offering Memorandum in all material respects.

         (n) The guarantees to be endorsed on the Series B Notes (the "Series B Guarantees") will have been duly authorized by each Guarantor on or before the Closing Date and, if and when executed and delivered by each Guarantor, if and when the Series B Notes are issued and authenticated in accordance with the terms of the Registration Rights Agreement and the Indenture, the Series B Guarantees to be endorsed on the Series B Notes will be the valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         (o) The Company has all requisite corporate power and authority to enter into the Credit Facilities and any and all other agreements and instruments ancillary to or entered into in connection with the transactions contemplated by the Credit Facilities (collectively, the "Credit Documents").

         (p) Each of the Credit Documents was duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         (q) Each of the Company and Ball Pan-European Holdings, Inc. has all requisite corporate power and authority to enter into the Acquisition Agreement and any and all other agreements, side letters and instruments ancillary to or entered into in connection with the transactions contemplated by the Acquisition Agreement.

         (r) The Acquisition Agreement has been duly and validly authorized, executed and delivered by the Company and Ball Pan-European Holdings, Inc. and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding agreement of each of the Company and Ball Pan-European Holdings, Inc., enforceable against each of the Company and Ball Pan-European Holdings, Inc. in accordance with its terms, subject to
(i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         (s) All the shares of capital stock, partnership, membership or other equity interest of the Company and its Restricted Subsidiaries (as defined in the Offering Memorandum) and other material subsidiaries outstanding prior to the issuance of the Series A Notes have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued shares of the capital stock, partnership, membership or other equity interest of each subsidiary of the Company are owned directly or indirectly by the Company (except for directors' qualifying shares), free and clear of all liens, encumbrances, or claims, except for those liens, encumbrances or claims that would not reasonably be expected to have a Material Adverse Effect.

         (t) Other than as disclosed in the Offering Memorandum, the Company does not own capital stock or other equity interests of any corporation or entity which would be required by the Indenture to be a Guarantor thereunder. All of the Company's domestic subsidiaries other than (i) Ball Corporation (a Nevada corporation), Ball Glass Containers, Inc., Ball Metal Container Corporation, Ball Technology Licensing Corporation, Heekin Can, Inc., Muncie & Western Railroad Company, Ball Asia Services Limited, Ball Glass Container Corporation, Ball Holdings Corp., Ball Technology Services Corporation, Laser Communications International L.L.C., Space Operations International, L.L.C. and any other Excluded Subsidiaries (as defined in the Offering Memorandum (the "Excluded Subsidiaries") and (ii) Ball Asia Pacific, Ball Capital Corp. and any other Unrestricted Subsidiaries (as defined in the Offering Memorandum) (the "Unrestricted Subsidiaries") are Guarantors hereunder; and as of the date hereof, the Excluded Subsidiaries have aggregate net sales of not more than $10 million in any twelve-month period and aggregate assets, including capitalization, of not more than $10 million.

         (u) There are no legal or governmental proceedings pending or, to the knowledge of the Company or any of the Guarantors, expressly contemplated by, or threatened, against the Company or any of the Guarantors or to which any of its properties are subject, that are not disclosed in the Offering Memorandum and are reasonably likely to have a Material Adverse Effect or to materially and adversely affect the issuance of the Notes or the consummation of the other transactions contemplated by the Operative Documents. Except as disclosed in the Offering Memorandum, neither the Company nor any of the Guarantors is involved in any strike, job action or labor dispute with any group of employees that is reasonably likely to have a Material Adverse Effect and, to the knowledge of the Company and each of the Guarantors, no such action or dispute is threatened.

         (v) No material relationship, direct or indirect, exists between or among the Company or any of the Guarantors on the one hand, and the directors, officers, shareholders, members, partners, customers or suppliers of the Company on the other hand, that would be required to be described in the Offering Memorandum pursuant to Regulation S-K of the Securities Act if Regulation S-K were applicable to the Offering Memorandum, which is not so described in the Offering Memorandum.

         (w) Neither the Company nor any of its subsidiaries (i) is in violation of its certificate of incorporation, bylaws or other organizational documents, (ii) is in default in any material respect in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their respective properties or assets is subject that is material to the Company's consolidated financial condition or prospects (collectively, the "Material Agreements") or (iii) is in violation in any material respect of any law, statute or ordinance or any rule, regulation, injunction or decree of any court or governmental agency to which their property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise, or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of (i),
(ii) or (iii), as would not, individually or in the aggregate, have a Material Adverse Effect.

         (x) Except (i) as has been obtained or completed or (ii) to the extent the failure to obtain any such consent, approval, authorization or order or to make any such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect, none of (A) the issuance, offer or sale of the Series A Notes, the execution, delivery, or performance by the Company or any of its subsidiaries of this Agreement, the Guarantees or the other Operative Documents, compliance by the Company and its subsidiaries with the provisions hereof or thereof or the consummation by the Company or such subsidiaries of the transactions contemplated hereby or thereby; (B) the execution, delivery or performance by the Company of the Credit Facilities or the other Credit Documents, compliance by the Company with the provisions thereof or consummation by the Company of the transactions contemplated thereby; and (C) the execution, delivery or performance by the Company and Ball Pan-European Holdings, Inc. of the Acquisition Agreement, compliance by each of the Company and Ball Pan-European Holdings, Inc. with the provisions thereof, or consummation by the Company and Ball Pan-European Holdings, Inc. of the transactions contemplated thereby (1) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency, or other governmental body, agency or official (except as such as may be required in connection with the registration under the Securities Act of the Series B Notes in accordance with the Registration Rights Agreement, under the TIA for the issuance of the Series B Notes, the trading of the Series A Notes on PORTAL and under the securities or "Blue Sky" laws of various jurisdictions in connection with the sale of the Series A Notes), (2) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the charter or bylaws, or other organizational documents, of the Company or any of its subsidiaries or (3) conflicts or will conflict with or constitutes or will constitute a breach or violation of any of the terms or provisions of, or (including with the giving of notice or the lapse of time or both) constitute a default under, any Material Agreement or (4) violates in any material respect any law, statute or ordinance, or any rule, regulation, injunction or decree of any court or governmental agency to which the Company or any of its subsidiaries or their property or assets may be subject or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company (except for liens arising under the Credit Documents and the accounts receivables financing facility of Schmalbach and certain of its subsidiaries entered into on June 27, 2002) pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject.

         (y) The accountants, PricewaterhouseCoopers, LLP and PwC Deutsche Revision Aktiengesellschaft Wirtschaftsprufungsgesellschaft, who have certified certain of the financial statements included as part of the Offering Memorandum and who have delivered and will deliver the letters referred to in
Section 8(i) hereof, are and were independent public accountants as required by the Securities Act and the rules and regulations thereunder during the period covered by the financial statements on which they reported contained in the Offering Memorandum.

         (z) The consolidated and combined historical financial statements, and pro forma financial information, together with the related notes thereto, set forth in the Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act applicable to registration statements on Form S-3 under the Securities Act. Such historical financial statements fairly present in all material respects the financial position of the Company at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, subject, in the case of unaudited combined financial statements, to year-end audit adjustments, in each case in accordance with generally accepted accounting principles ("GAAP"), or International Accounting Standards ("IAS") in the case of Schmalbach, consistently applied throughout such periods. Such pro forma financial information has been prepared on a basis consistent with the historical and proposed transactions contemplated by the Offering Memorandum and this Agreement. The other financial information and data included in the Offering Memorandum, historical and pro forma, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

         (aa) Except as disclosed in or specifically contemplated by the Offering Memorandum, subsequent to the date as of which such information was given, (i) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that is material to the Company or such subsidiary, (ii) there has been no Material Adverse Effect, and (iii) except as disclosed in or contemplated by the Offering Memorandum, since the date of the latest audited combined financial statements of the Company included in the Offering Memorandum, there has been no (A) dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (other than the payment of regular quarterly cash dividends), (B) issuance of securities (other than pursuant to the Company's or such subsidiary's employee benefit plans and agreements and the issuance of the Series A Notes offered hereby) or (C) material increase in short-term or long-term debt of the Company or such subsidiary.

         (bb) The Company and each of its subsidiaries will, on or prior to the Closing Date, have good and valid title to all property owned by it, free and clear of all liens, claims, security interests or other encumbrances and defects except such as are described in the Offering Memorandum, granted pursuant to the Credit Facilities, or such as would not reasonably be expected to have a Material Adverse Effect; and all material real property and buildings held under lease by the Company or any of its subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as would not have a Material Adverse Effect.

         (cc) The Company and each of its subsidiaries will, on or prior to the Closing Date, have such permits, licenses, franchises, certificates, consents, orders and other approvals or authorizations of any governmental or regulatory authority ("Permits") as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Offering Memorandum, except to the extent that the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries is in compliance in all material respects with all its material obligations with respect to the Permits, and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Offering Memorandum and except to the extent that any such revocation, termination or impairment would not reasonably be expected to have a Material Adverse Effect.

         (dd) The Company is not currently, nor will it be upon sale of the Series A Notes in accordance herewith and the application of the net proceeds therefrom as described in the Offering Memorandum under the caption "Use of Proceeds," an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (ee) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or could be integrated with the offering and sale of the Series A Notes in a manner that would require the registration of the Series A Notes under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Series A Notes in the United States, provided that no representation or warranty is made with respect to the Initial Purchasers and their affiliates in such respect. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

         (ff) Except as permitted by the Securities Act, the Company has not distributed and, prior to the Closing Date will not distribute, any offering material in connection with the offering and sale of the Series A Notes other than the Preliminary Offering Memorandum and Offering Memorandum.

         (gg) When the Series A Notes are issued and delivered pursuant to this Agreement, such Series A Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act, or that are quoted in a United States automated inter-dealer quotation system.

         (hh) Assuming (i) that the Series A Notes are issued, sold and delivered under the circumstances contemplated by the Offering Memorandum and this Agreement, (ii) that your representations and warranties in Section 3 are true, (iii) compliance by you with your covenants set forth in Section 3 and
(iv) that each of the Eligible Purchasers is either (A) an entity that you reasonably believe to be a QIB or (B) a person who is not a "U.S. person" and who acquires the Series A Notes outside the United States in an "offshore transaction" (within the meaning of Regulation S), the purchase of the Series A Notes by you pursuant hereto and the initial resale of the Series A Notes pursuant to the Exempt Resales are not required to be registered under the Securities Act.

         (ii) To the knowledge of the Company, the execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, except as would not, individually or in the aggregate, have a Material Adverse Effect. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the section entitled "Notice to Investors".

         (jj) Except as described in the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

         (kk) The Company and each of its subsidiaries together maintain or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are reasonably adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses taken as a whole.

         (ll) The Company has filed all Federal, state and local income and franchise tax returns required to be filed through the date hereof (other than those the nonfiling of which would not have a Material Adverse Effect) and has paid all taxes due thereon, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP, or IAS in the case of Schmalbach, currently payable without penalty or interest, or the nonpayment of which would not have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, would have a Material Adverse Effect.

         (mm) Except as set forth in the Offering Memorandum, there has been no storage, disposal, generation, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation or order, or which would require remedial action under any applicable law, ordinance, rule, regulation or order, except for any violation or remedial action which would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; except as set forth in, or specifically contemplated by, the Offering Memorandum there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; and the terms "hazardous wastes," "medical wastes," "toxic wastes," and "hazardous substances" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

         (nn) None of the Company or any of its affiliates or any person acting on its or their behalf has engaged or will engage during the applicable restricted period in any directed selling efforts within the meaning of Rule 902(c) of Regulation S with respect to the Series A Notes, and the Company and its affiliates and all persons acting on its or their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with any offering of the Series A Notes outside of the United States; provided, that no representation is made by the Company or the Guarantors as to the Initial Purchasers or any person acting on their behalf.

         (oo) The sale of the Series A Notes pursuant to Regulation S are "offshore transactions" and are not part of a plan or scheme to evade the registration provisions of the Securities Act.

         (pp) Prior to the date hereof, neither the Company nor any of its subsidiaries has taken any action which is designed to or which has constituted or which reasonably would have been expected to cause or result in stabilization or manipulation of the price of any debt security of the Company or its subsidiaries in connection with the offering of the Series A Notes.

         3. Representations, Warranties and Agreements of the Initial
Purchasers.

         (a) Each of the Initial Purchasers hereby represents and warrants to the Company and the Guarantors that it will offer the Series A Notes for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Company and the Guarantors that such Initial Purchaser
(i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes; (ii) is purchasing the Series A Notes pursuant to a private sale exempt from registration under the Securities Act;
(iii) in connection with the Exempt Resales, will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iv) will not offer or sell the Series A Notes, nor has it offered or sold the Series A Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D; including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) or in any manner involving a public offering (within the meaning of Section 4(2) of the Securities Act) of the Series A Notes.

         (b) Each of the Initial Purchasers understands that the Series A Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act or outside the U.S. in accordance with Regulation S or to, or for the account or benefit of, non-U.S. persons in accordance with Regulation S. Each of the Initial Purchasers represents and agrees that it has not offered, sold or delivered the Series A Notes, and will not offer, sell or deliver the Series A Notes (i) as part of its distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date or such longer period as may then be applicable under Regulation S (such period, the "Restricted Period"), within the United States or to, or for the account or benefit of, U.S. persons, except in accordance with Rule l44A under the Securities Act or another applicable exemption. Accordingly, each of the Initial Purchasers represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to the Series A Notes, and it, its affiliates and all persons acting on its behalf have complied and will comply with the offering restriction requirements of Regulation S.

         (c) Each of the Initial Purchasers agrees that at or prior to confirmation of all sales of the Series A Notes pursuant to Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Series A Notes from it during the Restricted Period a confirmation or notice substantially to the following effect:

         "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering or the closing date, except in either case in accordance with Regulation S or Rule 144A if available under the Securities Act. Terms used above have the meanings assigned to them in Regulation S."

        Each of the Initial Purchasers further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Series A Notes, except with its affiliates or with the prior written consent of the Company.

         (d) Each of the Initial Purchasers agrees not to cause any advertisement of the Series A Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Series A Notes, except such advertisements as may be permitted by Regulation S.

         (e) The sales of the Series A Notes pursuant to Regulation S are "offshore transactions" and are not part of a plan or scheme to evade the registration provisions of the Securities Act.

         (f) Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and you hereby consent to such reliance.

         (g) Each of the Initial Purchasers understands that the Company and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 8(d) and 8(e) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Initial Purchasers hereby consents to such reliance.

         (h) Each Initial Purchaser represents and agrees that (i) it has not offered or sold, and prior to the date which is six months after the issue date of the Series A Notes will not offer or sell, any Series A Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the of the Public Offers of Securities Regulations 1995 ("POSR"); (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Series A Notes in, from or otherwise involving the United Kingdom; and (iii) it has only communicated or caused to communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Series A Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company.

         The terms used in this Section 3 that have meanings assigned to them in Regulation S are used herein as so defined.

         4. Purchase and Resale of the Notes by the Initial Purchasers. The Company and the Guarantors hereby agree, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.5% of the principal amount thereof, the principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the Series A Notes to be purchased as provided herein.

         5. Delivery and Payment. Delivery to the Initial Purchasers of and payment for the Series A Notes shall be made at the office of Skadden, Arps, Slate, Meager & Flom (Illinois), 333 W. Wacker Drive, Chicago, Illinois, at 7:00 A.M., Chicago time, on the Closing Date, or such other place or time as you and the Company shall designate. The Series A Notes will be delivered to the Initial Purchasers against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer to such account or accounts as the Company shall specify prior to the Closing Date or by such means as the parties hereto shall agree prior to the Closing Date in immediately available funds, by causing The Depository Trust Company ("DTC") to credit the Series A Notes to the account of the Initial Purchasers at DTC. The Series A Notes will be evidenced by one or more global securities in definitive form (the "Global Notes") and/or by additional definitive securities, and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date. The Series A Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

         6. Agreements of the Company and the Guarantors. The Company and each of the Guarantors agrees:

         (a) To advise you promptly and, if requested by you, to confirm such advice in writing, of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Series A Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (ii) the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and each Guarantor shall use its reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of the Series A Notes under any state securities or Blue Sky laws, the Company and each Guarantor shall use all commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         (b) To furnish to you, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. The Company and each Guarantor consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by you in connection with the Exempt Resales that are in compliance with this Agreement.

         (c) Not to amend or supplement the Offering Memorandum prior to the Closing Date unless you shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than five days after being furnished a copy of such amendment or supplement. The Company shall reasonably promptly prepare, upon any reasonable request by you, any amendment or supplement to the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales. If, in connection with any Exempt Resales or market-making transactions after the date of this Agreement and prior to the consummation of the Exchange Offer, any event shall occur that, in the judgment of the Company or in the judgment of counsel to you, makes any statement of a material fact in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, in light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply in all material respects with any applicable laws, the Company shall promptly notify you of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum as amended or supplemented will, in light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply in all material respects with applicable law.

         (d) To cooperate with you and your counsel in connection with the qualification of the Series A Notes for offer and sale by you and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may reasonably request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject or subject itself to taxation in excess of a nominal amount in any such jurisdiction where it is not then so subject). Subject to the provisions in the first sentence of this Section 6(d), the Company shall continue such qualification in effect so long as required by law for distribution of the Series A Notes.

         (e) Prior to the Closing Date, to furnish to you, as soon as they have been prepared, any internal combined financial statements of the Company that have been prepared by the Company for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum.

         (f) To use all commercially reasonable efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Series A Notes.

         (g) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Securities Act of the sale to you or the Eligible Purchasers of the Series A Notes.

         (h) For a period of 90 days from the date of the Offering Memorandum, not to, directly or indirectly, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of, any debt securities of the Company in a public or private offering for cash having a maturity of more than one year from the date of issue of such securities, except (i) for the Series B Notes in connection with the Exchange Offer or (ii) with the prior consent of each of the Initial Purchasers, which consent shall not be unreasonably withheld.

         (i) During any period that the Company is not subject to Section 13 or Section 15(d) of the Exchange Act, for the period that is two years after the Closing Date or for so long as necessary to comply with Rule l44A in connection with resales by registered holders or beneficial owners of the Notes, whichever is longer, to make available to such registered holder or beneficial owner of the Notes in connection with any sale thereof and any prospective purchaser of the Notes from such registered holder or beneficial owner, the information required by Rule 144A(d) (4) under the Securities Act (or any successor provision thereto).

         (j) To comply with its agreements in the Registration Rights Agreements, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

         (k) To use all commercially reasonable efforts to permit the Series A Notes to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and to permit the Series A Notes to be eligible for clearance and settlement through DTC.

         (l) To apply the net proceeds from the sale of the Series A Notes being sold by the Company as set forth in the Offering Memorandum under the caption "Use of Proceeds".

         (m) During the period that is two years after the Closing Date, to take such steps as shall be necessary to ensure that the Company does not become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

         (n) To not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes. Except as permitted by the Securities Act, the Company and its subsidiaries will not distribute any offering material in connection with the Exempt Resales.

         7. Expenses. The Company and the Guarantors agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto, and furnishing sufficient copies of such documents as may be reasonably requested by the Initial Purchasers for use in connection with the Exempt Resales, (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales (but not, however, legal fees and expenses of counsel to the Initial Purchasers incurred in connection with any of the foregoing other than reasonable fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda), (iii) the issuance and delivery by the Company of the Series A Notes and by the Guarantors of the Guarantees and any taxes payable in connection with the issuance and delivery thereof by the Company and the Guarantors, (iv) the qualification of the Series A Notes and Series B Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of counsel to the Initial Purchasers relating to such registration or qualification), (v) the preparation of certificates for the Series A Notes including, without limitation, printing and engraving, (vi) the fees, disbursements and expenses of the Company's counsel and accountants, (vii) all expenses and listing fees in connection with the application for quotation of the Notes in PORTAL, (viii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for "book-entry" transfer, (ix) the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Series A Notes, the Guarantees, the Series B Notes, and the Series B Guarantees and (x) the performance by the Company of its other obligations under this Agreement to the extent not provided for above. It is understood, however, that except as provided in this Section 7 and Sections 10 and 12, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on the resale of any of the Series A Notes by them, and any advertising expenses, if any, incurred by them in connection with the Offering.

         8. Conditions of the Initial Purchasers' Obligations. The obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and again on the Closing Date as if made again on and as of such date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their obligations hereunder, and to each of the following additional terms and conditions:

         (a) The Offering Memorandum shall have been printed and copies made available to you not later than 5:00 p.m., New York City time, on the business day following the date of this Agreement, or at such later date and time as you may approve in writing.

         (b) No Initial Purchaser shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Latham & Watkins, counsel for the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and necessary to make the statements contained in the Offering Memorandum, in the light of the circumstances under which they were made, not misleading.

         (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Series A Notes, the Guarantees, the Registration Rights Agreement, the Indenture and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (d) Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel to the Company, and Donald C. Lewis, General Counsel of the Company, each shall have furnished to the Initial Purchasers their written opinions addressed to the Initial Purchasers and dated the Closing Date, in the form provided separately to the Initial Purchasers on the date hereof, with such changes, if any, as may be mutually agreed by the parties.

         (e) The Initial Purchasers shall have received from Latham & Watkins such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Series A Notes, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require.

         (f) The Company shall have entered into the Credit Facilities and other Credit Documents and the Initial Purchasers shall have received counterparts, conformed as executed, thereof, and the Company shall have borrowed such amounts thereunder as contemplated in the Offering Memorandum; provided, that if the proceeds from the issuance of the Series A Notes are to be placed into a secured proceeds account at the Closing Date, then such Credit Facility and other Credit Documents may be entered into on or prior to the closing of the Acquisition.

         (g) The Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

         (h) The Company and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

         (i) The Initial Purchasers shall have received from each of PricewaterhouseCoopers, LLP and PwC Deutsche Revision Aktiengesellschaft Wirtschaftsprufungsgesellschaft, independent certified public accountants, letters addressed to the Company or Schmalbach-Lubeca, as applicable, and Lehman Brothers Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Bank One Capital Markets, Inc., BNP Paribas Securities Corp., Dresdner Kleinwort Wasserstein-Grantchester, Inc., McDonald Investments Inc., SunTrust Capital Markets, Inc. and Wells Fargo Brokerage Services, LLC, substantially in the form heretofore approved by Lehman Brothers Inc., and dated the date hereof and the Closing Date, (i) confirming that they are independent accountants as required by the Securities Act and its Rules and Regulations or under the rules of the American Institute of Certified Public Accountants, as applicable, (ii) stating, as of the date of each letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five Business Days prior to the date of each letter), the procedures and findings of such firm with respect to the financial information and other matters covered by the letter delivered concurrently with this Agreement and (iii) with respect to the letter delivered on the Closing Date, confirming the procedures and findings set forth in the letter delivered concurrently with this Agreement; such letters shall be reasonably satisfactory to Lehman Brothers Inc.

         (j) The Company shall have furnished to the Initial Purchasers a certificate, dated as of the Closing Date, of a Vice President and its Chief Financial Officer or Treasurer stating that (i) the representations, warranties and agreements of the Company (after giving effect to all materiality qualifiers therein) and the Guarantors in Section 2 are true and correct as of such Closing Date and giving effect to the consummation of the transactions contemplated by the Acquisition Agreement, the Credit Documents and this Agreement; (ii) the Company and each Guarantor has complied in all material respects with all its agreements contained herein; and (iii) the conditions set forth in Sections 8(k) and 8(l) have been fulfilled.

         (k) None of the Company or any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Offering Memorandum, (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company, any Material Adverse Effect otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable, good faith judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the payment for and delivery of the Series A Notes being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

         (l) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

         (m) The Series A Notes shall have been designated for trading on the PORTAL Market; provided that the failure of the Series A Notes to be so listed shall not be due to any action taken or failure to act by the Initial Purchasers.

         (n) If the proceeds from the issuance of the Series A Notes are to be placed into a secured proceeds account at the Closing Date, the Company shall have entered into a pledge, security and control agreement in a form reasonably satisfactory to Lehman Brothers. If such agreement is entered into, then on the Closing Date, Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel to the Company, shall have furnished to the Initial Purchasers its written opinion addressed to the Initial Purchasers as to the validity and perfection of the security interest created pursuant to such agreement and such other matters as the parties may mutually agree, such opinion to be in form and substance reasonably satisfactory to the Initial Purchasers.

         (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become directly engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), in each case, as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with offering or delivery of the Series A Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

         (p) At the Closing Date, the Company's existing credit facilities dated August 10, 1998 (the "Existing Credit Facilities") shall be repaid in full, or, if not, then either (1) the Company shall have secured an amendment, consent or waiver under the Existing Credit Facilities such that the issuance of the Series A Notes and the transactions contemplated hereby will not cause a breach of, or default under, the Existing Credit Facilities or (2) the Initial Purchasers shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois) stating that the issuance of the Series A Notes and the transactions contemplated hereby will not cause a breach of, or default under, the Existing Credit Facilities, such opinion to be in form and substance reasonably satisfactory to the Initial Purchasers. At the Closing Date, the Company shall provide to the Initial Purchasers evidence reasonably satisfactory to them of the repayment of or amendment, consent or waiver under the Existing Credit Facilities.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

         9. Conditions of the Company's and the Guarantors' Obligations. Other than with respect to Section 7, 10 and 12 hereof, the obligations of the Company and the Guarantors hereunder are subject to the condition that the Acquisition shall have been consummated on substantially the terms provided for in the Acquisition Agreement as entered into on August 29, 2002. The closing of the offering is conditioned upon such consummation unless, at the Company's option, the proceeds of the offering are placed in a secured proceeds account pending consummation of the Acquisition. If the special mandatory redemption of the Series A Notes occurs in accordance with the Indenture, this Agreement may be terminated by the Company and the Guarantors; provided that the provisions of Sections 7, 10 and 12 hereof shall survive such termination.

         10. Indemnification and Contribution.

         (a) The Company and each Guarantor, jointly and severally, shall indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company or any Guarantor (or based upon any written information furnished by the Company or any Guarantor) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application") or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any Blue Sky Application any material fact or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum or in any amendment or supplement thereto, the Registration Statement or the Offering Memorandum or in any amendment or supplement thereto or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Initial Purchasers by or on behalf of any Initial Purchaser specifically for inclusion therein; provided further, that the Company and each of the Guarantors shall not be liable to any Initial Purchaser under the indemnity agreement in this
Section 10(a) to the extent, but only to the extent, that (x) such loss, claim, damage, or liability of such Initial Purchaser results from an untrue statement of a material fact or an omission of a material fact contained in the Preliminary Offering Memorandum, which untrue statement or omission was completely corrected in the Offering Memorandum and (y) the Company and each of the Guarantors had previously furnished sufficient quantities of the Offering Memorandum to the Initial Purchasers within a reasonable amount of time prior to such sale, and (z) such Initial Purchaser failed to deliver the Offering Memorandum. The foregoing indemnity agreement is in addition to any liability which the Company or the Guarantors may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

         (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, each Guarantor, and each of their respective directors, officers and employees, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by or on behalf of that Initial Purchaser specifically for inclusion therein, and shall reimburse the Company, any Guarantor and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, any Guarantor or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company, any Guarantor or any such director, officer, employee or controlling person.

         (c) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. The Initial Purchasers shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Initial Purchaser unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel, (iii) counsel which has been provided by the Company reasonably determines that its representation of such Initial Purchaser would present it with a conflict of interest or (iv) the named parties to any such action (including any impleaded parties) include both such Initial Purchaser and the Company, and such Initial Purchaser shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Initial Purchaser, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Initial Purchasers, which firm shall be designated in writing by Lehman Brothers Inc. and that all such reasonable fees and expenses shall be reimbursed as they are incurred). No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a) or 10(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Series A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Series A Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Series A Notes under this Agreement, in each case as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Series A Notes purchased by it and resold to Eligible Purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 10(d) are several in proportion to their respective underwriting obligations and not joint.

         (e) The Initial Purchasers severally confirm and the Company and Guarantors acknowledge that the statements with respect to the offering of the Series A Notes by the Initial Purchasers set forth in the last paragraph on the cover page, the stabilization legend on pages ii and iii, and the information contained in the fifth, sixth, eleventh, twelfth and thirteenth paragraphs of the section entitled "Plan of Distribution" in the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

         11. Termination.

         (a) The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to the Company prior to delivery of and payment for the Series A Notes if, prior to that time, any of the events described in Section 8(k), (l) or (o) shall have occurred or if the Initial Purchasers shall decline to purchase the Series A Notes for any reason permitted under this Agreement.

         (b) The obligations of the Company and the Guarantors hereunder may be terminated by the Company and the Guarantors if the Acquisition shall not have been consummated prior to or concurrently with the Closing of the Offering unless, at the Company's option, the proceeds of the offering are placed in a secured proceeds account at Closing; provided that the provisions of Sections 7, 10 and 12 hereof shall survive such termination. The Company and Guarantors may terminate their obligations under this Agreement if the Acquisition shall not have been consummated on substantially the terms provided for in the Acquisition Agreement on or prior to 30 days after the Closing of the offering or the Acquisition Agreement is terminated prior to 30 days after the Closing of the offering; provided that the provisions of Sections 7, 10 and 12 hereof shall survive such termination.

         12. Reimbursement of Initial Purchasers' Expenses. If the Company and the Guarantors shall fail to tender the Series A Notes and Guarantees for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company or any Guarantor to perform any agreement on its part to be performed, or because any other condition of the Initial Purchasers' obligations hereunder required to be fulfilled by the Company or any Guarantor is not fulfilled, the Company and the Guarantors will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) (accompanied by documentation) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Series A Notes, and upon demand the Company and the Guarantors shall pay the full amount thereof to the Initial Purchasers.

         13. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Initial Purchasers, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 745 7th Avenue, New York, New York 10019, Attention: Stephen Mehos (Fax: (646) 758-4477), with a copy, in the case of any notice pursuant to Section 9(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022;

         (b) if to the Company or the Guarantors, shall be delivered or sent by mail or facsimile transmission to Ball Corporation, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510, Attention: Charles Baker (Fax: (303) 460-2691), with a copy to Skadden, Arps, Slate, Meagher & Flom, 333 West Wacker Drive, Suite 2100, Chicago, Illinois 60606, Attention: Brian Duwe (Fax:
(312) 407-0411);

         provided, however, that any notice to an Initial Purchaser pursuant to Section 9(c) shall be delivered or sent by mail or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Lehman Brothers Inc., which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc. as if the request, consent, notice or agreement was given by all of the Initial Purchasers.

         14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Securities Act and
(ii) the representations, warranties, indemnities and agreements of the Initial Purchasers contained in this Agreement shall be deemed to be for the benefit of directors, officers and employees of each of the Company and the Guarantors and any person controlling the Company and the Guarantors within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         15. Survival. The respective indemnities, representations, warranties and agreements of the Initial Purchasers, the Company and the Guarantors contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Series A Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         16. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

         17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.



         If the foregoing correctly sets forth the agreement among the Company, the Guarantors, and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                             Very truly yours,

                             BALL CORPORATION.


                             By /s/ Scott C. Morrison
                                ------------------------------------
                             Name:   Scott C. Morrison
                             Title:  Vice President and Treasurer


                             BALL AEROSPACE AND TECHNOLOGIES CORP.


                             By /s/ David Taylor
                                -----------------------------------
                             Name:   David L. Taylor
                             Title:  President and Chief Executive Officer


                             BALL METAL BEVERAGE CONTAINER CORP.


                             By /s/ Elizabeth A. Overmyer
                                ----------------------------------
                             Name:   Elizabeth A. Overmyer
                             Title:  Assistant Secretary


                             BALL METAL FOOD CONTAINER CORP.


                             By /s/ Elizabeth A. Overmyer
                                ----------------------------------
                             Name:   Elizabeth A. Overmyer
                             Title:  Secretary


                             BALL METAL PACKAGING SALES CORP.


                             By /s/ Elizabeth A. Overmyer
                                ---------------------------------
                             Name:   Elizabeth A. Overmyer
                             Title:  Assistant Secretary


                             BALL PACKAGING CORP.


                             By /s/ Elizabeth A. Overmyer
                                ----------------------------------
                             Name:   Elizabeth A. Overmyer
                             Title:  Assistant Secretary


                             BALL PLASTIC CONTAINER CORP.


                             By /s/ Elizabeth A. Overmyer
                                ---------------------------------
                             Name:   Elizabeth A. Overmyer
                             Title:  Assistant Secretary


                             BALL TECHNOLOGIES HOLDINGS CORP.


                             By /s/ W. Keith Tipton
                                --------------------------------
                             Name:   W. Keith Tipton
                             Title:  Assistant Secretary


                             LATAS DE ALUMINIO BALL, INC.


                             By /s/ W. Keith Tipton
                                --------------------------------
                             Name:   W. Keith Tipton
                             Title:  Assistant Secretary


                             BALL PAN-EUROPEAN HOLDINGS, INC.

                             By /s/ Charles E. Baker
                                --------------------------------
                             Name:   Charles E. Baker
                             Title:  Assistant Secretary


                             BG HOLDINGS I, INC.


                             By /s/ Elizabeth A. Overmyer
                                ---------------------------------
                             Name:   Elizabeth A. Overmyer
                             Title:  Assistant Secretary


                             BG HOLDINGS II, INC.


                             By /s/ Elizabeth A. Overmyer
                                ---------------------------------
                             Name:   Elizabeth A. Overmyer
                             Title:  Assistant Secretary


                             EFRATOM HOLDING INC.


                             By /s/ Elizabeth A. Overmyer
                                ---------------------------------
                             Name:   Elizabeth A. Overmyer
                             Title:  Assistant Secretary


This Purchase Agreement is accepted
as of the date first written above.

Accepted:

LEHMAN BROTHERS INC.
DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
BNP PARIBAS SECURITIES CORP.
DRESDNER KLEINWORT WASSERSTEIN-GRANTCHESTER, INC.
MCDONALD INVESTMENTS INC.
SUNTRUST CAPITAL MARKETS, INC.

WELLS FARGO BROKERAGE SERVICES, LLC

         By LEHMAN BROTHERS INC.


         By /s/ Stephen Mehos
            ---------------------------
         Name:    Stephen Mehos
         Title:   Senior Vice President

                                  SCHEDULE I

                                                                 Principal
                                                                 Amount of
                                                                   Notes
                                                                   to be
                   Initial Purchasers                            Purchased

Lehman Brothers Inc..........................................    $120,000,000
Deutsche Bank Securities Inc.................................      84,000,000
Banc of America Securities LLC...............................      30,000,000
Bank One Capital Markets, Inc................................      15,000,000
BNP Paribas Securities Corp.                                       15,000,000
Dresdner Kleinwort Wasserstein-Grantchester, Inc.                   9,000,000
McDonald Investments Inc.                                           9,000,000
SunTrust Capital Markets, Inc.                                      9,000,000
Wells Fargo Brokerage Services, LLC                                 9,000,000

                                                             -----------------
     Total...................................................    $300,000,000
                                                             =================

                                                                       Exhibit A

                                  Guarantors

1.  Ball Aerospace and Technologies Corp., a Delaware corporation

2.  Ball Metal Beverage Container Corp., a Colorado corporation

3.  Ball Metal Food Container Corp., a Delaware corporation

4.  Ball Metal Packaging Sales Corp., a Colorado corporation

5.  Ball Packaging Corp., a Colorado corporation

6.  Ball Plastic Container Corp., a Colorado corporation

7.  Ball Technologies Holdings Corp., a Colorado corporation

8.  Latas de Aluminio Ball, Inc., a Delaware corporation

9.  Ball Pan-European Holdings, Inc., a Delaware corporation

10. BG Holdings I, a Delaware corporation

11. BG Holdings II, a Delaware corporation

12. Efratom Holding Inc., a Colorado corporation